SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2013 (March 29, 2013)

Southwest Iowa Renewable Energy, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:  □Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 29, 2013, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into the Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”) with AgStar Financial Services, PCA (“AgStar”) and certain other banks named therein (the “Banks”) with AgStar also acting as agent to such other Banks.  The Fifth Amendment extends the Company’s revolving credit line (the “Revolving LOC”) until October 31, 2013 and the amount of credit available to the Company under the Revolving LOC is now $13,214,300.  Pursuant to the Fifth Amendment, AgStar and the Banks also agreed to eliminate the affirmative covenant that required the Company to achieve and maintain continually a tangible net worth of not less than $85,000,000.   Except as set forth in the Fifth Amendment, all other terms of the Amended and Restated Credit Agreement, as previously amended, remain in full force and effect.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Fifth Amendment to Amended and Restated Credit Agreement effective March 29, 2013 by and among AgStar Financial Services, PCA and other commercial, banking or financial institutions identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

	By:	/s/ Brian T. Cahill
Date: April 4, 2013		Brian T. Cahill
General Manager, President, and CEO

Exhibit Index

Exhibit Number	Description
10.1	Fifth Amendment to Amended and Restated Credit Agreement effective March 29, 2013 by and among AgStar Financial Services, PCA and other commercial, banking or financial institutions identified therein.